SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) July 9, 1997

                       Mafco Consolidated Group Inc.
           (Exact Name of Registrant as Specified in its Charter)

         Delaware               01-11240               02-0424104
     (State or Other          (Commission            (IRS Employer
      Jurisdiction of          File Number)       Identification No.)
      Incorporation)

     35 East 62nd Street, New York, New York                   10021
     (Address of Principal Executive Offices)               (Zip Code)

     Registrant's telephone number, including area code (212) 572-8600

                               Not Applicable
       (Former Name or Former Address, if Changed Since Last Report)


          ITEM 5.   OTHER EVENTS

                    On July 9, 1997, Mafco Consolidated Holdings
          Inc., a Delaware corporation ("Parent"), Mafco Consolidated Group Inc., a Delaware corporation ("Mafco"), and MCG Acquisition Inc., a Delaware corporation (the "Purchaser"), consummated the transactions contemplated by an Agreement and Plan of Merger, dated as of February 20, 1997 (the "Merger Agreement"), by and among Mafco, Parent and the Purchaser. Pursuant to the Merger Agreement, the Purchaser was merged with and into Mafco with Mafco being the surviving corporation, the directors of the Purchaser becoming the directors of Mafco and Mafco becoming a wholly owned subsidiary of Parent. Also pursuant to the Merger Agreement, each share of common stock, par value $01 per share, of Mafco (other than shares held by Parent or any of its subsidiaries) was converted into the right to receive $33.50.

                    A copy of the Merger Agreement is filed
          herewith as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreement.

          ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                    INFORMATION AND EXHIBITS.

          (a)-(b)   Not applicable.

          (c)       Exhibits

          2.1 Agreement and Plan of Merger, dated as of February 20, 1997, by and among Mafco Consolidated Holdings Inc., Mafco Consolidated Group Inc. and MCG Acquisition Inc. (incorporated by reference to Exhibit 6 of Amendment No. 4 to Schedule 13D dated February 24, 1997, filed by Mafco Holdings Inc. and Mafco Consolidated Holdings Inc. with respect to Mafco Consolidated Group Inc.).


                                  SIGNATURES

               Pursuant to the requirements of the Securities
          Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated: July 9, 1997

                                   MAFCO CONSOLIDATED GROUP INC.

                                   By: /s/ Barry F. Schwartz
                                   Name:   Barry F. Schwartz
                                   Title:  Executive Vice President


                                EXHIBIT INDEX

          Exhibit
            No.                  Description

          2.1 Agreement and Plan of Merger, dated as of February 20, 1997, by and among Mafco Consolidated Holdings Inc., Mafco Consolidated Group Inc. and MCG Acquisition Inc. (incorporated by reference to Exhibit 6 of Amendment No. 4 to Schedule 13D dated February 24, 1997, filed by Mafco Holdings Inc. and Mafco Consolidated Holdings Inc. with respect to Mafco Consolidated Group Inc.).